EXHIBIT j



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 8, 1999, relating to the financial statements and financial highlights appearing in the July 31, 1999 Annual Report to Shareholders of INVESCO Specialty Funds, Inc., and to our report dated December 8, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of INVESCO Strategic Funds, Inc. (now known as INVESCO Sector Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.



/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
November 23, 1999.